UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
   Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

          Date of Report (Date of earliest reported): November 29, 2004

                           EUROWEB INTERNATIONAL CORP.
               (Exact name of registrant as specified in charter)

        Delaware                     1-1200                   13-3696015
(State or other jurisdiction      (Commission               (IRS Employer
    of incorporation)              File Number)              Identification No.)

                       1138 Budapest, Vaci ut 141. Hungary
               (Address of principal executive offices) (Zip Code)

        Registrant's telephone number, including area code: +36-1-8897000

                                   Copies to:
                             Gregory Sichenzia, Esq.
                            Stephen M. Fleming, Esq.
                       Sichenzia Ross Friedman Ference LLP
                           1065 Avenue of the Americas
                            New York, New York 10018
                              Phone: (212) 930-9700
                               Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):


/_/ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)


/_/ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

/_/ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

/_/ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01         Entry Into a Material Definitive Agreement


On November 29, 2004, Euroweb International Corp. (the "Company") entered into a Shareholding Interest Sale and Purchase and Loan Assignment Agreement (the "Agreement") with Globix Communications Limited, a company registered under the laws of the Isle of Man ("Globix"). Pursuant to the Agreement, the Company has agreed to sell and, Globix has agreed to purchase, 100% of the Company's interest in Euroweb Czech Republic, spol ("Euroweb Czech"), a wholly-owned subsidiary of the Company. In addition, the Company also agreed to assign to Globix two loans payable by Euroweb Czech to the Company in the aggregate principal amount of USD $400,000. The purchase price to be paid to the Company is USD $500,000 in cash. The closing of the sale of Euroweb Czech is expected to be prior to December 10, 2004. No material relationship exists between the Globix and the Company and/or its affiliates, directors, officers or any associate of an officer or director.

Euroweb Czech provides communications solutions using Internet technologies to business located on the Czech Republic.

Item 9.01      Financial Statements and Exhibits

      (c)      Exhibits

               Exhibit No.    Description
               -----------    -----------

               10.1 Shareholding Interest Sale and Purchase and Loan Assignment Agreement by and between Euroweb International Corp. and Globix Communications Limited

                                   SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                        EUROWEB INTERNATIONAL CORPORATION


                            By: /s/ CSABA TORO
                                    ----------
                            Name:   Csaba Toro
                            Title:  Chief Executive Officer

Date: December 3, 2004
      Budapest, Hungary